United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

Newcourt Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40929	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Broadway, Suite 705

Oakland, CA 94612

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (657) 271-4617

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 25, 2024, the merger of Newcourt Acquisition Corp (the “Company” or “NCAC”) and Psyence (Cayman) Merger Sub (“Merger Sub”) was completed pursuant to the terms of the Amended and Restated Business Combination Agreement, dated July 31, 2023 (as amended, the “Business Combination Agreement”), by and among NCAC, Merger Sub, Newcourt SPAC Sponsor LLC (“Sponsor”), Psyence Group Inc. (“Parent”), Psyence Biomedical Ltd. (“Pubco”), Psyence Biomed Corp. and Psyence Biomed II Corp. (“Psyence”), which, among other things provided for the merger of Merger Sub with and into NCAC (the “Merger”).

In connection with the consummation of the business combination contemplated by the Business Combination Agreement (the “Business Combination”), the Company became a direct wholly-owned subsidiary of Pubco. The following agreements were entered into among the various parties in connection with the consummation of the Business Combination:

Lock-Up Agreement

Simultaneous with the closing of the Business Combination (the “Closing”), the Company, certain persons and entities holding NCAC’s founder shares and private placement units (the “Original Holders”) and Parent (each, a “Lock-Up Party”), entered into a Lock-Up Agreement, pursuant to which the applicable Lock-Up Party agreed not to, during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earliest of (x) 180 days after the Closing; provided, however, that in the event that a certain investor delays investment of the Subscription Amounts (as defined in the Securities Purchase Agreement, dated January 15, 2024, by and among Pubco, Psyence, Sponsor and the other parties thereto (the “Securities Purchase Agreement”), as described in NCAC’s Current Report on Form 8-K, filed with the SEC on January 16, 2024) with respect to the Second Tranche Note (as defined in the Securities Purchase Agreement) due to the occurrence of an event outlined in Section 2.1(b) of the Securities Purchase Agreement, such period shall be extended by 60 days or such earlier date as the deficiency is resolved, and (y) subsequent to the Closing, the date on which Pubco consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange the common shares of Pubco for cash, securities or other property, (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares issued or issuable to the applicable Lock-Up Party pursuant to their respective agreements (“Restricted Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise. The lock-up provisions provide for certain exemptions for transfers to permitted transferees.

The foregoing description of the Lock-Up Agreement is qualified in its entirety by reference to the full text of the Lock-Up Agreement which is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Third-Party Transaction Expenses Arrangements

On and prior to the Closing, NCAC, Psyence and other parties, including certain third-party vendors and service providers (“Vendors”) that provided services to NCAC or Psyence, respectively, entered into certain agreements and transactions related to the Business Combination.

Amendment to CCM Engagement Letter

On January 25, 2024, NCAC and J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”), entered into amendments (together, the “CCM Amendment”) to that certain Engagement Letter dated as of February 9, 2023, by and between NCAC and CCM. Pursuant to the CCM Amendment, NCAC agreed to pay CCM a revised transaction fee in connection with the Business Combination in an amount equal to 150,000 shares of the publicly listed post-business combination company (the “CCM Fee Shares”), plus reimbursable expenses incurred as of the Closing, of which $12,901 was paid from NCAC’s trust account at the Closing of the Business Combination.

In addition to the obligation to deliver the CCM Fee Shares to CCM, the terms of the CCM Amendment also include registration rights obligations on the part of the Company, which include obligations to use reasonable best efforts to file a resale registration statement covering the CCM Fee Shares and to maintain the effectiveness thereof while CCM continues to hold the CCM Fee Shares, in accordance with the terms of the CCM Amendment.

Modified Deferred Underwriting Fee Payment Obligations

As previously disclosed, pursuant to the Underwriting Agreement, dated as of October 19, 2021 (as amended or modified, the “Underwriting Agreement”), entered into in connection with NCAC’s initial public offering, NCAC previously agreed to pay to Cantor Fitzgerald & Co. (“Cantor”), in Cantor’s capacity as representative of the underwriters, deferred underwriting commissions in an aggregate amount of $5,567,500 (reflecting Cantor’s portion of the $6,550,000 deferred underwriting commission, after giving effect to the waiver of 50% of the original $13,100,000 deferred underwriting fee) (the “Cantor Deferred Fee”).

On January 25, 2024, NCAC and Cantor, in consideration of redemption levels by NCAC public shareholders, among other factors, entered into a fee modification agreement (the “Cantor Fee Modification Agreement”), pursuant to which, among other things, Cantor agreed to accept, in lieu of payment of the Cantor Deferred Fee in cash at the Closing, an aggregate of 150,000 shares (the “Cantor Fee Shares”), payable and delivered, at Closing. NCAC’s obligations to pay the remaining portion of the deferred underwriting commissions in the amount of $982,500 to an underwriter was waived by such underwriter.

In addition to Pubco’s obligation to deliver the Cantor Fee Shares to Cantor, free and clear of specified restrictions, the terms of the Fee Modification Agreement also include registration rights obligations on the part of Puco, which include obligations to use commercially reasonable efforts to file a resale registration statement covering the Cantor Fee Shares and to maintain the effectiveness thereof while Cantor continues to hold the Cantor Fee Shares, in each case in accordance with the terms of the Cantor Fee Modification Agreement. The Cantor Fee Modification Agreement also includes a penalty provision that will require Pubco to deliver to Cantor $5,567,500 in cash in the event that Cantor is unable to timely sell or transfer Cantor Fee Shares or the shares and warrants purchased in the private placement by Cantor in connection with NCAC’s initial public offering, due to continuing restrictions thereunder resulting from a failure by Pubco to satisfy certain post-closing registration related covenants and agreements in accordance with terms of the Cantor Fee Modification Agreement, following notice and reasonable opportunity to cure on the part of Pubco.

The foregoing description of the Cantor Fee Modification Agreement is qualified in its entirety by the full text of the Fee Modification Agreement, the form of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Other Agreements Related to Transaction Expenses

In  addition to the foregoing, in connection with the Closing, the Company entered into or assumed, as applicable, certain other obligations to repay Business Combination transaction expenses otherwise due at Closing. These arrangements include fee modification agreements with Vendors pursuant to which such Vendors will receive (i) newly issued shares of Pubco issued or issuable at Closing or upon such date as the SEC may declare effective a Registration Statement registering the resale of securities included therein, (ii) deferred cash payments, or (iii) a combination of the foregoing.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 25, 2024, pursuant to the Business Combination Agreement, the following transactions occurred at the effective time of the Merger (the “Effective Time”):

•	Parent contributed Psyence to the Company in a share for share exchange (the “Company Exchange”).

•	Following the Company Exchange, Merger Sub merged with and into NCAC, with NCAC being the surviving company in the merger (the “Merger”) and each outstanding ordinary share of NCAC was converted into the right to receive one common share of the Company (“Company Common Share”).

•	Each outstanding warrant to purchase NCAC Class A ordinary shares was converted at the Effective Time into a warrant to acquire one Company Common Share (the “Company Warrants”) on substantially the same terms as were in effect immediately prior to the Effective Time under their terms.

Immediately following the consummation of the Business Combination, the issued share capital of the Company consisted of 5,000,000 ordinary shares and 0 warrants.

Immediately following the consummation of the Business Combination, the issued share capital of Pubco consisted of 13,390,659 common shares and 13,070,000 warrants.

The common shares and warrants of Pubco commenced trading on The NASDAQ Stock Market LLC under the ticker symbol “PBM” and “PBMWW,” respectively on January 26, 2024.

The foregoing description of the Business Combination Agreement is qualified in its entirety by reference to the full text of the Business Combination Agreement and the First Amendment thereto, which are included as Exhibits 2.1 and 2.2 to this Current Report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed on NCAC’s current reports on Form 8-K filed on January 10, 2023, January 23, 2023 and July 13, 2023, NCAC issued promissory notes to Sponsor for general operating purposes and for expenses incurred in connection with extensions of the date by which NCAC must consummate an initial business combination (such promissory notes, the “Existing Notes”). As of the Closing, approximately $1,615,501 was outstanding under the Existing Notes payable to Sponsor on the date of the consummation of the Business Combination.

On January 25, 2024, NCAC issued (i) an unsecured convertible promissory note (the “Replacement Note”), the principal amount of which is equal to the total amount owed to Sponsor under the Existing Notes. The Replacement Note bears no interest, and (i) $100,000 of the principal balance of the Replacement Note was payable on the date of the Closing and (ii) $1,515,501 of the principal balance of the Replacement Note will be payable on the date that is the one-year anniversary after NCAC consummates its initial business combination (the “Maturity Date”). On or prior to the Maturity Date, at the option of Sponsor, any amounts outstanding under the Replacement Note may be converted into securities of the combined company after NCAC’s initial business combination or securities of its affiliate, at a conversion price and with terms to be mutually agreed (the “Share Conversion Price”); provided however, such conversion price and terms shall not be less favorable to the conversion price and terms agreed by the parties to the that certain promissory note, dated on or about January 25, 2024, made by Pubco (or its affiliate) in favor of Parent in connection with the Business Combination, pursuant to which the outstanding amounts may be converted into securities.

Upon receipt by Sponsor of the Replacement Note, any and all obligations owing by NCAC under the Existing Notes will be satisfied and discharged in full and the respective Existing Notes will immediately and automatically terminate and be of no further effect.

The foregoing description of the Replacement Note is qualified in its entirety by reference to the full text of such note, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing; Material Modification to Rights of Security Holders.

On January 25, 2024, in connection with the consummation of the Business Combination, NCAC notified Nasdaq that the Business Combination had become effective and requested that Nasdaq file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to notify the SEC that NCAC’s ordinary shares, warrants and units were to be delisted and deregistered under Section 12(b) of the Exchange Act. As a result of the Business Combination having become effective, Nasdaq determined to permanently suspend trading of NCAC’s ordinary shares, warrants and units prior to the opening of trading on January 26, 2024. The deregistration will become effective 10 days from the filing of the Form 25, which occurred on January 26, 2024. NCAC intends to file a Form 15 with the SEC in order to complete the deregistration of NCAC’s securities under the Exchange Act.

Item 3.03. Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01. Changes in Control of Registrant.

To the extent required by Item 5.01 of Form 8-K, the disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Business Combination, each of Michael Jordaan, Marc Balkin, Jurgen van de Vyver, Simran Aggarwal, Rohit Bodas and Nicole Farb ceased to be director and/or officers of NCAC.

Following the consummation of the Business Combination, Jody Aufrichtig, Dr. Neil Maresky, Marc Balkin, Chris Bull and Dr. Seth Feuerstein were appointed to serve as directors of Pubco, and the board of directors of Pubco appointed the following officers: Jody Aufrichtig as Chairman of the Board and Strategic Business Development Officer, Dr. Neil Maresky as Chief Executive Officer and Warwick Corden-Lloyd as Chief Financial Officer.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Business Combination, at the effective time of the Business Combination, NCAC adopted an amended and restated memorandum and articles of association (the “Surviving Company A&R Memorandum and Articles”) which are substantially in the form of the memorandum and articles of association of Merger Sub, as in effect immediately prior to the Effective Time, as the amended and restated memorandum of association and articles of association of the Surviving Company, pursuant to which authorized share capital of NCAC was amended to refer to the authorized share capital of the surviving company as approved in the plan of merger in connection with the Merger.

The Surviving Company A&R Memorandum and Articles are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

As previously disclosed, on January 15, 2024, the parties to the Business Combination Agreement entered into a letter agreement, pursuant to which, among other things, Pubco, Parent, Target, Original Target and Merger Sub (collectively, the “Psyence Parties”) agreed, on a conditional basis, to waive the closing conditions contained in the Business Combination Agreement that, at or prior to the closing of the Business Combination (the “Closing”), (i) Newcourt shall have no less than $20,000,000, net of liabilities, as of the Closing (the “Minimum Cash Condition”) and (ii) the PIPE Investment in the PIPE Investment Amount shall have occurred or shall be ready to occur substantially concurrently with the Closing (the “PIPE Investment Condition”). Upon the Closing, assuming that the Purchaser (as defined below) consummates upon the Closing the anticipated investment of $2,500,000, the Psyence Parties will be deemed to have waived in full the Minimum Cash Condition and the PIPE Investment Condition. As a result of such waiver, the proposed Business Combination may be consummated without regard to the level of proceeds, if any, as may result from the proposed Business Combination in accordance with its terms.

On January 23, 2024, the parties to the Business Combination Agreement entered into a letter agreement (the “Second Closing Letter Agreement”) pursuant to which, among other things, the Psyence Parties agreed to waive certain deliverables under Section 3.6 of the Business Combination Agreement (the “Closing Deliverables”).

Upon the Closing, the Psyence Parties waived in full the Minimum Cash Condition, the PIPE Investment Condition and the Closing Deliverables.

On January 25, 2024, the parties issued a press release announcing the completion of the Business Combination, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1	Amended and Restated Business Combination Agreement, dated as of July 31, 2023, by and among Newcourt Acquisition Corp, Newcourt SPAC Sponsor LLC, Psyence Group Inc., Psyence Biomedical Ltd., Psyence (Cayman) Merger Sub, Psyence Biomed Corp. and Psyence Biomed II Corp. (incorporated by reference to exhibit 2.1 to Newcourt Acquisition Corp’s Form 8-K, File No. 001-40929, filed with the SEC on August 1, 2023)
2.2	First Amendment to the Amended and Restated Business Combination Agreement, dated as of November 9, 2023, by and among Newcourt Acquisition Corp, Newcourt SPAC Sponsor LLC, Psyence Group Inc., Psyence Biomedical Ltd., Psyence (Cayman) Merger Sub, Psyence Biomed Corp. and Psyence Biomed II Corp. (incorporated by reference to exhibit 2.1 to Newcourt Acquisition Corp’s Form 8-K, File No. 001-40929, filed with the SEC on November 15, 2023)
3.1	Amended and Restated Memorandum and Articles of Association of Newcourt Acquisition, effective January 25, 2024
10.1	Lock-Up Agreement, dated January 25, 2024, by and among Newcourt Acquisition Corp, Newcourt SPAC Sponsor LLC, Psyence Group Inc. and the other parties thereto
10.2	Fee Modification Agreement, dated January 25, 2024, by and between Newcourt Acquisition Corp and Cantor Fitzgerald & Co.
10.3	Promissory Note, dated January 25, 2024, issued by Newcourt Acquisition Corp to Newcourt SPAC Sponsor LLC
99.1	Press Release, dated January 25, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCOURT ACQUISITION CORP

By:	/s/ Marc Balkin
Name: Marc Balkin
Title: Chief Executive Officer

Dated: January 31, 2024